EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Waste Management, Inc. 2004 Stock Incentive Plan of our reports dated February 10, 2004, with respect to the consolidated financial statements and schedule of Waste Management, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Houston, Texas
May 27, 2004